Exhibit 99.1

Entercom Communications Corp.

Reports Fourth Quarter and Annual Results

(Bala Cynwyd, Pa. February 21, 2008) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter and year ended December 31, 2007. The Company’s performance included record revenue and station operating income for both the fourth quarter and the year and strong growth in free cash flow for the quarter.

Fourth Quarter Highlights

•                  Net revenues increased 2% to $120.6 million and station operating expenses decreased 1% to $68.4 million

•                  Station operating income increased 6% to $52.1 million

•                  Same station net revenues increased less than 1%

•                  Same station operating expenses increased less than 1%

•                  Same station operating income increased 1% to $52.2 million

•                  In the fourth quarter, the Company recorded a non-cash pre-tax intangible impairment charge of $38.7 million, contributing to a decrease in net income per share from $0.17 to a net loss per share of $0.25

•                  Adjusted income from continuing operations per share increased from $0.37 to $0.40

•                  Free cash flow increased 73% from $17.5 million to $30.2 million

2007 Annual Highlights

•                  Net revenues increased 7% to $468.4 million and station operating expenses increased 9% to $281.2 million

•                  Station operating income increased 3% to $187.2 million

•                  Same station net revenues were flat with the prior year

•                  Same station operating expenses increased 3%

•                  Same station operating income decreased 3% to $171.6 million

•                  For the year, the Company recorded non-cash pre-tax intangible impairment charges of $84.0 million, contributing to a decrease in net income per share from $1.19 to a net loss per share of $0.22

•                  Adjusted income from continuing operations per share decreased from $1.47 to $1.22

•                  Free cash flow declined 2% from $93.1 million to $91.7 million

David J. Field, President and Chief Executive Officer stated: “We are pleased to report positive fourth quarter results, highlighted by growth in same station revenues and same station operating income.  Most significantly, adjusted income from continuing operations per share grew from $0.37 to $0.40. In 2008, we are experiencing significant growth in our digital and business development efforts, partially offsetting the impact of the general economic slowdown. We expect free cash flow to grow during the first quarter over the prior year period.”

Additional Fourth Quarter Information

On February 12, 2008, the Company announced that its Board of Directors approved a quarterly dividend of $0.38 per share for the first quarter. The record date for the Company’s first quarter dividend is March 14, 2008 and the payment date is March 28, 2008.

On December 10, 2007 the Company acquired WVEI-FM (formerly WBEC-FM), a station in Springfield, Massachusetts for $5.8 million in cash. The Company had operated the station under a time brokerage agreement (“TBA”) beginning on February 10, 2006.

On December 5, 2007, the Company completed an exchange transaction whereby it acquired a Cincinnati, Ohio radio station from Cumulus Media Partners, LLC (“Cumulus”) and Cumulus acquired a Cincinnati, Ohio radio station from the Company (see the related Cincinnati radio station acquisition from CBS described below). On November 1, 2006, the Company and Cumulus each began operating the respective radio station being acquired under a TBA. On February 26, 2007, Bonneville International Corporation (“Bonneville”) began operating under a TBA the Cincinnati radio station the Company acquired from Cumulus.

On November 30, 2007, the Company acquired four radio stations in Austin, Texas, four radio stations in Cincinnati, Ohio and three radio stations in Memphis, Tennessee from CBS Radio Stations Inc. (“CBS”) for $220 million in cash. The Company had operated the Austin and Memphis stations, as well as three of the four Cincinnati stations, under a TBA which began on November 1, 2006.

On November 30, 2007, the Company acquired four radio stations in Rochester, New York, from CBS for $42 million in cash. The Company did not operate these stations prior to the transaction closing, and therefore these stations had no impact on the Company’s financial results prior to November 30, 2007. The Company is divesting three of its combined eight stations in this market, and these three stations are operated and held separately.

During the quarter, the Company recorded a non-cash pre-tax intangible impairment charge of $38.7 million related to the Company’s New Orleans, Norfolk and Greensboro markets.

The weighted average diluted shares for the quarter was 37.3 million. As of December 31, 2007, the Company had $10.9 million in cash and cash equivalents, $823.7 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

On January 15, 2008, the Company completed the sale of KLQB-FM (formerly KXBT-FM)¸ one of the four Austin, Texas radio stations included in the CBS transactions noted above, to Univision Radio Broadcasting Texas, L.P. for $20 million in cash. Univision had operated this station under a TBA since February 26, 2007. The Company now owns three stations in the Austin market.

Pending Transactions

On February 26, 2007, the Company commenced operations under a TBA with Bonneville that allowed the Company to operate Bonneville’s three San Francisco, California stations. Concurrently, Bonneville commenced operations under a TBA that allowed Bonneville to operate the Company’s four stations in Cincinnati, Ohio and three stations in Seattle, Washington. The Company anticipates that this transaction will be completed during the first half of 2008 upon approval by the FCC and satisfaction of customary closing conditions. No cash payment by the Company will be required to complete this exchange transaction. Upon completion of this transaction, the Company will own three stations in the San Francisco market and continue to own four stations in the Seattle market.

On January 31, 2007, the Company entered into an agreement of sale and a TBA with Salem Communications Holding Corporation to dispose of KTRO-AM (formerly KKSN-AM) in Portland, Oregon for at least $4.2 million in cash. Salem commenced operations of KTRO-AM on February 1, 2007 under a TBA. Upon completion of this transaction, the Company will continue to own six stations in the Portland market.

The Company is in the process of divesting three stations in the Rochester, New York market and these stations are being operated and held separately. The operating results of these three stations to be disposed are reflected as Discontinued Operations.

First Quarter Guidance

Based on the current business outlook, the Company expects first quarter same station net revenues to decline in the mid-single digit range as compared to the prior year period. Same station operating expenses should decline by approximately one percent as compared to the prior year period.

For purposes of same station comparisons, 2007 first quarter same station net revenues were $99.1 million and station operating expenses were $65.9 million.

Additional information and a reconciliation of same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on February 21, 2008 at 4:30 PM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through March 6, 2008. Please note that the number for the replay has changed from the Company’s earlier announcement of the earnings call and can be accessed by dialing 800-682-4460. The replay will also be available on the Company’s website: www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 110 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB)

Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), loss on impairment and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), loss on impairment and income from discontinued operations before income taxes and depreciation and amortization expense; and less (ii) net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Adjusted income from continuing operations consists of income from continuing operations adjusted to exclude, net of income tax (benefit): (i) gain/loss on sale of assets, derivative instruments and investments; (ii) non-cash compensation expense; (iii) other income; (iv) loss on impairment; (v) loss on early extinguishment of debt; and (vi) certain corporate general and administrative expenses related to the New York Attorney General settlement and for an investigation by the Federal Communications Commission.

Adjusted income from continuing operations per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, adjusted income from continuing operations, adjusted income from continuing operations per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted income from continuing operations and adjusted income from continuing operations per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, loss on impairment, loss on early extinguishment of debt, and certain corporate general and administrative expenses related to the New York Attorney General settlement and for an investigation by the Federal Communications Commission. Management believes these adjusted non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

Fourth Quarter 2007
Earnings Release

ENTERCOM COMMUNICATIONS CORP.
FINANCIAL DATA
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
STATEMENTS OF OPERATIONS

Net Revenues	$120,550	$118,313	$468,351	$439,629

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	68,433	69,094	281,167	258,469
Station Operating Expenses - Non-Cash Compensation Expense	240	483	2,374	1,161
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense And In The Prior Year, An Expense For A Settlement With The New York Attorney General (“NYAG”) And A Reserve For An Investigation By The FCC)	5,234	5,545	23,054	21,261
Corporate G & A Expenses - Non-Cash Compensation Expense	1,455	1,367	5,834	4,283
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	—	8,250	—	8,250
Depreciation And Amortization	4,660	3,894	16,631	15,812
Loss On Impairment	38,684	—	84,037	—
Net Time Brokerage Agreement Expense	2,423	2,766	14,001	2,766
Net (Gain) Loss On Sale Or Disposition of Assets	194	136	(647)	1,280
Total Operating Expenses	121,323	91,535	426,451	313,282
Operating Income (Loss)	(773)	26,778	41,900	126,347

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $434 And $354 For The Three Months Ended December 31, 2007 And 2006, Respectively, And $1,681 And $1,340 For The Years Ended December 31, 2007 And 2006, Respectively	13,455	11,718	51,183	44,173
Loss On Early Extinguishment Of Debt	—	—	458	—
Interest And Dividend Income	(205)	(300)	(740)	(823)
Net Gain On Derivative Instruments	(44)	(75)	(162)	(446)
Net (Gain) Loss On Investments	40	—	(245)	—
Other Income	(421)	—	(895)	—
Total Other Expense	12,825	11,343	49,599	42,904

Income (Loss) From Continuing Operations Before Income Taxes (Benefit)	(13,598)	15,435	(7,699)	83,443

Income Taxes (Benefit)	(4,189)	8,543	(2,215)	35,596
Deferred Income Taxes From Change In Income Tax Rate	—	—	2,910	—
Total Income Taxes	(4,189)	8,543	695	35,596

Income (Loss) From Continuing Operations	(9,409)	6,892	(8,394)	47,847
Income From Discontinued Operations, Net Of Income Taxes	46	43	37	134
Net Income (Loss)	$(9,363)	$6,935	$(8,357)	$47,981

Net Income (Loss) Per Share - Basic
Income (Loss) From Continuing Operations	$(0.25)	$0.18	$(0.22)	$1.20
Income From Discontinued Operations	—	—	—	—
Net Income (Loss) Per Share - Basic	$(0.25)	$0.18	$(0.22)	$1.20

Net Income (Loss) Per Share - Diluted
Income (Loss) From Continuing Operations	$(0.25)	$0.17	$(0.22)	$1.19
Income From Discontinued Operations	—	—	—	—
Net Income (Loss) Per Share - Diluted	$(0.25)	$0.17	$(0.22)	$1.19

Weighted Common Shares Outstanding - Basic	37,327	39,476	38,230	39,973
Weighted Common Shares Outstanding - Diluted	37,327	39,891	38,230	40,205

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$1,523	$4,064	$9,281	$13,713
Income Taxes Paid	$1	$150	$497	$302

SELECTED BALANCE SHEET DATA	December 31,
	2007	2006

Cash And Cash Equivalents	$10,945	$10,795
Working Capital	88,705	74,015
Total Assets	1,919,352	1,733,258
Senior Debt	823,718	526,239
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	660,767	777,092

OTHER FINANCIAL DATA	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Dividends Declared And Paid Per Common Share	$0.38	$0.38	$1.52	$1.52

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$120,550	$118,313	$468,351	$439,629
Net Acquisitions And Divestitures Of Radio Stations	(361)	1,389	(38,605)	(11,205)
Same Station Net Revenues	$120,189	$119,702	$429,746	$428,424

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$68,673	$69,577	$283,541	$259,630
Non-Cash Compensation Expense Included In Station Operating Expense	(240)	(483)	(2,374)	(1,161)
Station Operating Expenses Excluding Non-Cash Compensation Expense	68,433	69,094	281,167	258,469
Net Acquisitions And Divestitures Of Radio Stations	(453)	(1,283)	(23,003)	(6,954)
Same Station Operating Expenses	$67,980	$67,811	$258,164	$251,515

Reconciliation Of Station Operating Income And Same Station
Operating Income To GAAP Operating Income (Loss):
Operating Income (Loss)	$(773)	$26,778	$41,900	$126,347
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense And In The Prior Year, An Expense For A Settlement With The NYAG And A Reserve For An Investigation By The FCC)	5,234	5,545	23,054	21,261
Corporate G & A Expenses - Non-Cash Compensation Expense	1,455	1,367	5,834	4,283
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	—	8,250	—	8,250
Depreciation And Amortization	4,660	3,894	16,631	15,812
Loss On Impairment	38,684	—	84,037	—
Non-Cash Compensation Expense Included in Station Operating Expenses	240	483	2,374	1,161
Net Time Brokerage Agreement Expense	2,423	2,766	14,001	2,766
Net (Gain) Loss On Sale Or Disposition of Assets	194	136	(647)	1,280
Station Operating Income	52,117	49,219	187,184	181,160
Net Acquisitions And Divestitures Of Radio Stations	92	2,672	(15,602)	(4,251)
Same Station Operating Income	$52,209	$51,891	$171,582	$176,909

Reconciliation Of Free Cash Flow To GAAP Income (Loss) From Continuing Operations:
Income (Loss) From Continuing Operations	$(9,409)	$6,892	$(8,394)	$47,847
Depreciation And Amortization	4,660	3,894	16,631	15,812
Deferred Financing Costs Included In Interest Expense	434	354	1,681	1,340
Non-Cash Compensation Expense	1,695	1,850	8,208	5,444
Net (Gain) Loss On Sale Or Disposition Of Assets	194	136	(647)	1,280
Net Gain On Derivative Instruments	(44)	(75)	(162)	(446)
Net (Gain) Loss On Investments	40	—	(245)	—
Other Income	(421)	—	(895)	—
Loss On Impairment	38,684	—	84,037	—
Loss On Extinguishment Of Debt	—	—	458	—
Income Taxes (Benefit)	(4,189)	8,543	695	35,596
Capital Expenditures	(1,523)	(4,064)	(9,281)	(13,713)
Income Taxes Paid	(1)	(150)	(497)	(302)
Income From Discontinued Operations, Before Income Taxes And Depreciation And Amortization Expense	62	86	64	244
Free Cash Flow	$30,182	$17,466	$91,653	$93,102

Reconciliation Of Free Cash Flow To GAAP Operating Income (Loss):
Operating Income (Loss)	$(773)	$26,778	$41,900	$126,347
Depreciation and Amortization	4,660	3,894	16,631	15,812
Non-Cash Compensation Expense	1,695	1,850	8,208	5,444
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(12,816)	(11,064)	(48,762)	(42,010)
Capital Expenditures	(1,523)	(4,064)	(9,281)	(13,713)
Net (Gain) Loss On Sale Or Disposition Of Assets	194	136	(647)	1,280
Loss On Impairment	38,684	—	84,037	—
Income Taxes Paid	(1)	(150)	(497)	(302)
Income From Discontinued Operations, Before Income Taxes And Depreciation And Amortization Expense	62	86	64	244
Free Cash Flow	$30,182	$17,466	$91,653	$93,102

Reconciliation Of Adjusted Income From Continuing Operations To GAAP Income (Loss) From Continuing Operations
Income (Loss) From Continuing Operations	$(9,409)	$6,892	$(8,394)	$47,847
Income Taxes (Benefit)	(4,189)	8,543	695	35,596
Income (Loss) From Continuing Operations Before Income Taxes	(13,598)	15,435	(7,699)	83,443
Net (Gain) Loss on Sale Or Disposal Of Assets	194	136	(647)	1,280
Net Gain On Derivative Instruments	(44)	(75)	(162)	(446)
Loss On Impairment	38,684	—	84,037	—
Net (Gain) Loss On Investments	40	—	(245)	—
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	—	8,250	—	8,250
Loss On Extinguishment Of Debt	—	—	458	—
Other Income	(421)	—	(895)	—
Non-Cash Compensation Expense	1,695	1,850	8,208	5,444
Adjusted Income From Continuing Operations Before Income Taxes	26,550	25,596	83,055	97,971
Income Taxes On Adjusted Income from Continuing Operations	11,446	10,955	35,869	39,038
Adjusted Income From Continuing Operations	$15,104	$14,641	$47,186	$58,933

Weighted Common Shares Outstanding - Diluted, As Reported	37,327	39,891	38,230	40,205
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	215	—	327	—
Weighted Common Shares Outstanding - Diluted	37,542	39,891	38,557	40,205

Adjusted Income From Continuing Operations Per Share - Diluted	$0.40	$0.37	$1.22	$1.47

PRIOR YEAR’S DATA
First Quarter 2007 As Reported And Same Station
Three Months
Ended
March 31, 2007
Reconciliation Of Same Station Net Revenues To GAAP Net Revenues:
Net Revenues	$99,854
Net Acquisitions And Divestitures Of Radio Stations	(724)
Same Station Net Revenues	$99,130

Reconciliation Of Same Station Operating Expenses To GAAP Station Operating Expenses:
Station Operating Expenses As Restated For Discontinued Operations	$68,212
Non-Cash Compensation Expense Included In Station Operating Expenses	(519)
Net Acquisitions And Divestitures Of Radio Stations	(1,781)
Same Station Operating Expenses	$65,912